UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 27, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 27, 2016, Micron Technology, Inc.’s (the “Company”) Amended and Restated Bylaws were amended and restated to reduce the authorized number of directors from eight to seven and consolidate prior amendments to the bylaws. The Company’s Amended and Restated Bylaws, are attached as Exhibit 99.1, to this Current Report on Form 8-K and the foregoing summary is qualified in its entirety by reference to the text of that exhibit.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s Fiscal 2015 Annual Meeting of Shareholders was held on January 28, 2016. At the meeting, the following proposals were submitted to a vote of the shareholders:

Proposal 1
The following nominees for Directors were elected. Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Name of Nominee	For	Against	Abstain
Robert L. Bailey	702,550,520	5,708,501	4,532,087
Richard M. Beyer	702,484,974	5,808,363	4,497,771
Patrick J. Byrne	702,465,603	5,809,175	4,516,330
D. Mark Durcan	692,536,534	15,763,144	4,491,430
Mercedes Johnson	695,814,846	12,486,215	4,490,047
Lawrence N. Mondry	699,174,588	9,132,512	4,484,008
Robert E. Switz	702,360,023	5,929,993	4,501,092

Proposal 2
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 1, 2016, was approved with 849,300,255 votes in favor, 11,311,034 votes against, and 5,406,050 abstentions.

Proposal 3
The proposal by the Company to approve the Advisory Vote on the Compensation of our Named Executive Officers "Say-on-Pay" was approved with 666,249,508 votes in favor, 40,546,357 votes against, and 5,993,673 abstentions.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Bylaws, as of January 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	February 1, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Amended and Restated Bylaws, as of January 27, 2016

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